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                                                                   EXHIBIT 10.12

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U.S. ENERGY SERVICES, INC.: 1000 SUPERIOR BLVD, SUITE 201
                            WAYZATA, MN 55391

November 22, 2002

Kevin Roche
United Wisconsin Grain Producers
PO Box 247
Friesland Wi 53935

Dear Mr. Roche:

The purpose of this letter is to set forth the understanding and agreement between U.S. Energy Services, Inc. (U.S. Energy) and United Wisconsin Grain Producers (CUSTOMER) regarding the provision of energy management and engineering services.

U.S ENERGY SHALL:

1. Provide a detailed economic comparison of receiving natural gas transportation service from a Local Distribution Company (LDC), or directly connecting with Alternative Pipeline (Pipeline) sources for facility sites under consideration. U.S. Energy will provide CUSTOMER with engineering cost estimates, route drawings, and a project timeline related to constructing pipeline facilities directly connecting CUSTOMER with PIPELINE.

     In the event that a direct connect pipeline option is selected, U.S. Energy will submit a tap request to PIPELINE. Engineering and construction management services related to constructing facilities, which will interconnect with PIPELINE, can be provided by U.S. Energy Services on a fee basis.

2. Determine whether firm, interruptible, or a blend of transportation entitlement with PIPELINE will provide the lowest burnertip cost for CUSTOMER. Factors that will be considered include PIPELINE credits for the new interconnect, cost of an alternate fuel system, and availability of specific receipt point capacity. Analysis of the costs and benefits will require U.S. Energy to negotiate as CUSTOMER's agent with PIPELINE and other potential third party shippers.

3. U.S. Energy will procure and manage all natural gas supplies required by CUSTOMER. Supplies will be purchased from natural gas producers with sufficient market presence and financial capability to insure reliable service. U.S. Energy will procure natural gas supply as Agent for CUSTOMER. CUSTOMER and U.S. Energy will jointly develop natural gas procurement plans and strategies that are consistent with CUSTOMER'S desired level of involvement. (Some customers prefer to be presented with multi-source vendor procurement results and assist in vendor selection; other customers prefer to let U.S. Energy procure and manage supplies with little involvement. U.S. Energy is amenable to either or a combination of each option.)

4. Negotiate directly with PIPELINE, other shippers, and suppliers to provide transportation, balancing, and supply agreements that meet CUSTOMER's performance criteria at the lowest possible cost.

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U.S. ENERGY SERVICES, INC.: 1000 SUPERIOR BLVD, SUITE 201
                            WAYZATA, MN 55391

CUSTOMER
March 17, 2003
Page 2

5. Provide daily nominations to PIPELINE and other applicable parties for CUSTOMER. This will include daily written confirmations to CUSTOMER of all nominations and actual daily usage. U.S. Energy will utilize telemetering to obtain actual usage on a real time basis.

6. Provide advisory services to CUSTOMER regarding electric pricing and service agreements. Such services will include, but are not limited to, the following:

          a. Evaluation of regulatory and legislative precedent regarding electric supplier choice options.
          b.   Identification of qualified electric suppliers.
          c.   Evaluation of self-generation options.
          d. Development and implementation of an electric sourcing strategic plan. Such plan may include a competitive bid process and/or installation of on-site generation.
          e. Negotiation of electric service agreements that meet the pricing and reliability requirements of CUSTOMER.

7. Prepare detailed cost estimates for substation, transformation and distribution equipment required for service options proposed by service providers.

8. Prepare, implement and modify, as required, an electric and natural gas price risk management plan. The objective of the plan is to achieve stable forward prices that are consistent with CUSTOMER's risk profile and pricing objectives.

9. U.S. Energy will also evaluate on an ongoing basis other options that may reduce energy costs.

10. Provide a monthly projection of energy cost (natural gas and electricity) and annual summaries.

11. Provide a consolidated monthly invoice that reflects all applicable costs. U.S. Energy will be responsible for reconciling and paying all shipper and supplier invoices.

12. Provide value-added information to CUSTOMER such as usage, futures prices, hedge recommendations, transaction summaries via U.S. Energy's secure web application.

FEES: U.S. Energy's fee for services described in items 1-12 during the initial term of this agreement shall be $2,000 per month, plus pre-approved travel expenses not to exceed $2,000 during the initial term of this agreement. 50% of monthly fees, except for out-of-pocket travel expenses, will be deferred and collected only when and if the plant is financed. In the event the plant is not financed, this Agreement shall become null and void and both parties will be relieved of professional and/or financial obligations due the other party, including the accrued monthly charges.

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U.S. ENERGY SERVICES, INC.: 1000 SUPERIOR BLVD, SUITE 201
                            WAYZATA, MN 55391

CUSTOMER
March 17, 2003
Page 3

TERM: The initial term of this Agreement shall be from December 1, 2002 through November 30, 2003, and thereafter for successive one year terms unless and until terminated by either party with thirty (30) days notice.

TERMINATION: CUSTOMER shall have the unilateral right to terminate this Agreement, with or without cause, at any time during the initial term and any subsequent term of the Agreement with thirty (30) days written notification if not satisfied with U.S. Energy's service.

BILLING AND PAYMENT: On the first of the month, U.S. Energy shall invoice CUSTOMER. CUSTOMER shall pay U.S. Energy within ten (10) days of receipt of invoice.

INDEPENDENT CONTRACTOR: U.S. Energy shall be and remain an independent contractor-consultant during the term of this Agreement, and U.S. Energy, its directors, officers and employees, shall not act for, or bind CUSTOMER in any manner, unless specifically directed by CUSTOMER.

CONFIDENTIALITY: U.S. Energy shall not divulge to any other person or party any information developed by U.S. Energy hereunder or revealed to U.S. Energy pursuant to this Agreement, unless such information is (a) already in U.S. Energy's possession if such information is not known by U.S. Energy to be subject to another Confidentiality Agreement, or (b) is or becomes generally available to the public other than as a result of an unauthorized disclosure by U.S. Energy, its officers, employees, directors, agents or its advisors, or (c) becomes available to U.S. Energy on a non-confidential basis from a source which is not known to be prohibited from disclosing such information to U.S. Energy by legal, contractual or fiduciary obligation to the supplier, or (d) is required by U.S. Energy to be disclosed by court order, or (e) is permitted by CUSTOMER. All such information shall be and remain the property of CUSTOMER unless such information is subject to another Confidentiality Agreement, and upon the termination of this Agreement, U.S. Energy shall return all such information upon CUSTOMER' request.

CONFLICT OF INTEREST: U.S. Energy will not, directly or indirectly, engage in any activities which would result in any conflict of interest with CUSTOMER, or enable U.S. Energy to benefit from its relationship with CUSTOMER, except as provided in this Agreement or approved by CUSTOMER.

NOTICES: Any formal notice, request or demand which a party hereto may desire to give to the other respecting this Agreement shall be in writing and shall be considered as duly delivered as of the postmark date when mailed by ordinary, registered or certified mail by said party to the following addresses:

CUSTOMER:                               United Wisconsin Grain Producers
                                        Box 247
                                        Friesland, Wi 53935

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U.S. ENERGY SERVICES, INC.: 1000 SUPERIOR BLVD, SUITE 201
                            WAYZATA, MN 55391

CUSTOMER
November 12,2002
Page 4

U.S. Energy:                                     U.S.Energy Services, Inc.
         (Payment)                               c/o US Bank SDS 12-1449
                                                 Account #: 173100561153
                                                 P.O. Box 86
                                                 Minneapolis, MN 55486

         (Notices):                              U.S. Energy Services, Inc.
                                                 1000 Superior Blvd, Suite 201
                                                 Wayzata, MN 55391
                                                 Attn:  Casey Whelan

ASSIGNMENT OR AMENDMENT: The Agreement, may not be assigned or amended without the written consent of U.S. Energy and CUSTOMER.

APPLICABLE LAW: The Agreement shall be construed in accordance with the laws of the State of Minnesota.


ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior Agreements and understanding pertaining hereto.

If the above correctly sets forth CUSTOMER's understanding of the Agreement, please so indicate in the spaces below and return one copy to U.S. Energy,
Attention: Casey Whelan.

Sincerely,


U.S. ENERGY SERVICES, INC.

By:   Casey D. Whelan
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Title:   V.P.
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ACCEPTED AND DATED TO THIS 22nd
DAY OF NOVEMBER, 2002.

CUSTOMER

By
Title:_President   Kevin Roche
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